EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                  FIRST ADVANTAGE CORPORATION BEGINS OPERATION
                              AND TRADING ON NASDAQ

ST. PETERSBURG, Fla., June 6, 2003--First Advantage Corporation (Nasdaq: FADV) began unified operations today as a leading national provider of enterprise and consumer screening solutions. First Advantage was created by the merger, completed yesterday, of The First American Corporation's Screening Technologies division with US SEARCH.com.

The company's Class A common shares commenced trading today on the Nasdaq national market system under the symbol "FADV."

First Advantage offers single-source solutions for enterprise and consumer screening and risk mitigation needs. The company's offerings to the enterprise market include employment background screening services, drug-free workplace programs, physical exams and other occupational health testing, motor vehicle records, and resident screening services to businesses, non-profit organizations and governmental agencies. To consumers, the company offers location and verification services.

Based on prior performance of its member companies, First Advantage Corporation expects to have revenues of approximately $170 million in 2003 and anticipates long-term annual growth of 20 percent. The company, based in St. Petersburg, Fla., has almost 1,000 employees in major offices located in Los Angeles, Concord and Sacramento, Calif.; Milwaukee; Bethesda and Rockville, Md.; Denver; and Bangalore, India.

"On our opening day, we've hit the ground running already in a national leadership position, providing screening and related services to a large number of companies comprising the Fortune 1000," said John Long, First Advantage chief executive officer. "Nearly all of our operations currently rank among the top three companies in their respective business line," he said.

"First Advantage is in a very strong competitive position, enhanced by the scope of our businesses that work together to provide our clients with the quality information they need to make informed decisions. These synergies provide First Advantage additional operating scale, a broader menu of services to offer our customers, expanded geographic reach and a solid financial foundation," said Long.

First Advantage provides best-in-class solutions, incorporating state-of-the-art technology networks, platforms and proprietary systems. Central to these technological advances will be DARWIN(TM), a patent-pending proprietary software platform developed by US SEARCH.com that uses advanced technology to access, assimilate, compile, distribute and present data from a variety of public and private databases.

About First Advantage Corporation

First Advantage Corporation (Nasdaq: FADV) provides best-in-class single-source solutions for enterprise and consumer screening and risk mitigation needs, incorporating state-of-the-art technology, proprietary systems and data resources. Created by the merger of The First American Corporation's Screening Technologies division with US SEARCH.com, First Advantage is a leading national provider in the screening industry, ranking among the top three companies in nearly all of its business lines. The company offers multiple products and services including employment background screening, drug-free workplace programs, physical exams and other occupational health testing, resident screening services, motor vehicle records and consumer location services. Headquartered in St. Petersburg, Fla., with major offices in Los Angeles, Concord and Sacramento, Calif.; Milwaukee; Bethesda and Rockville, Md.; Denver; and Bangalore, India, the company has nearly 1,000 employees. Further information about the company is available at www.FADV.com.

Safe Harbor Statement

Certain statements made in this press release, including those relating to 2003 revenues, long-term annual growth rates and DARWIN technology are forward-looking. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: general volatility of the capital markets and the market price of the company's Class A common stock; the company's ability to successfully raise capital; the company's ability to integrate the businesses brought together in the June 5, 2003, merger with US SEARCH.com, Inc. and the FAST division of The First American Corporation; the company's ability to identify and complete acquisitions and successfully integrate businesses it acquires; changes in applicable government regulations; the degree and nature of the company's competition; increases in the company's expenses; continued consolidation among the company's competitors and customers; unanticipated technological changes and requirements; and the
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company's ability to identify suppliers of quality and cost-effective data. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.